Exhibit 99.1

CleanCore Solutions, Inc. (ZONE) Signs Definitive Agreement to Acquire Sanzonate Europe,
the Largest Aqueous Ozone Product Distributor in Europe, Strengthening Financial
Performance and Unlocking a Multi-Million Dollar Sales Pipeline

Acquisition Expected to Generate Immediate Value and Accelerate High-Margin Revenue Growth

Acquisition Expected to Strengthen CleanCore’s European Market Position and Overall Global Expansion

Acquisition to be Completed Without Requiring a Dilutive Equity Capital Raise, Preserving Shareholder Value

Omaha, NE, February 25, 2025 - CleanCore Solutions, Inc. (NYSE American: ZONE) (“CleanCore” or the “Company”), developer of patented technology that works as a safe and low-cost replacement for traditional cleaning chemicals, today announced it has executed a definitive agreement to acquire Sanzonate Europe Ltd. (“Sanzonate”), the largest distributor of aqueous ozone cleaning technologies in Europe.

The Company believes this strategic acquisition will position CleanCore as a market leader in Europe, delivering immediate accretion, driving higher-margin revenue growth, and unlocking a substantial multi-million-dollar sales pipeline.

Key Highlights:

●	Immediate Revenue Growth: Sanzonate currently has over 30 distribution partners as well as direct customers with a net backlog of over $10 million.

●	Future Revenue Growth Potential: The acquisition is expected to unlock a sales pipeline of approximately $20+ million, providing future visibility into top-line growth.

●	Enhanced Profitability: The transaction is expected to eliminate intermediaries, improving gross margins and EBITDA.

●	Capital-Efficient Structure: The acquisition is intended to be financed primarily through a seller-financed carryback note and earnout, preserving shareholder value.

●	Valuable Asset Acquisition: CleanCore expects to receive approximately $500,000 in inventory and $450,000 in accounts receivable as part of the acquisition; CleanCore will not assume any liabilities, ensuring a clean balance sheet post-transaction.

●	Market Leadership in Europe: CleanCore expects to gain full control of Europe’s largest aqueous ozone distribution network.

●	Strategic Global Expansion: The Company believes that the Sanzonate infrastructure and personnel to be acquired will position CleanCore for rapid scalability across Asia, South America, and other key international markets.

●	Commitment to Sustainability: CleanCore believes the proposed acquisition will align with Europe’s strong focus on green cleaning solutions, with seven of the world’s eight most sustainable countries located in the EU.

With the full integration of Sanzonate’s established distribution network, a seasoned EU-based leadership team, and an untapped backlog of demand, CleanCore is expected to solidify its position as the global leader in sustainable cleaning solutions. The Company believes that the acquisition will provide the Company with direct control over Europe’s largest aqueous ozone distribution network, allowing it to capitalize on Europe’s accelerating corporate sustainability and green initiatives. Following integration, this move is anticipated to secure long-term recurring revenue streams and enhance operational efficiencies.

Clayton Adams, CEO of CleanCore Solutions, commented, “This proposed acquisition will mark a defining moment for our Company history. Since the IPO, our teams have been working diligently on this transaction, and this acquisition is expected to accelerate our global expansion by years. Additionally, by establishing CleanCore as a market leader in Europe and unlocking a multi-million-dollar recurring revenue pipeline—without requiring an equity capital raise—we expect to deliver greater revenues, higher margins, and significant long-term value for our investors. Furthermore, we intend to effectively leverage our IPO capital to forge agreements with major partners and build a strategic roadmap for long-term, sustainable success. Our vision of becoming the world leader in sustainable cleaning solutions is now closer than ever.”

Eric Quinn, President of Sanzonate Europe, added, “We are very pleased with this proposed acquisition as it will bring together two industry leaders allowing streamlined operations, reduced costs, and enhanced margins- enabling us to serve our global customers more efficiently and deliver market-leading service. Not only will this excite the business, but it will allow us to bring innovative products to an exciting and developing market sector. We are confident that we will continue as industry disruptors, innovators, and leaders across the globe while supporting our clients ESG and cost reduction missions.”

The acquisition is structured to maximize capital efficiency while preserving shareholder value. CleanCore has secured the deal primarily through a seller-financed carryback note and an earnout, minimizing upfront costs and aligning incentives for future growth. The financing terms include a cash payment of $600,000, a $625,000 promissory note, due in two years at 10% interest, and annual earnout payments for 5 years totaling up to $1,250,000 (approximately 10% payment for every $2 million in sales). CleanCore expects to gain approximately $500,000 in inventory and $450,000 in accounts receivable as part of the acquisition. Notably, CleanCore did not assume any liabilities, ensuring a clean financial position post-transaction.

Completion of the acquisition is subject to a number of conditions.  The acquisition is expected to close on or before March 7, 2025.

About Sanzonate Europe Ltd.

Sanzonate Europe Ltd. is the largest distributor of aqueous ozone cleaning technologies in Europe, providing eco-friendly, chemical-free solutions to major industries across the EU. By utilizing only air and water, Sanzonate’s innovative technologies help reduce waste, eliminate single-use plastics, and lower carbon emissions, offering a cost-effective and sustainable alternative to traditional cleaning methods.

About CleanCore Solutions

CleanCore Solutions, Inc. (NYSE American: ZONE) is dedicated to revolutionizing cleaning and disinfection practices by harnessing the power of its patented aqueous ozone technology. The Company’s mission is to empower its customers with cost-effective, sustainable solutions that surpass traditional cleaning methods. Through innovation and commitment to excellence, CleanCore strives to create a healthier, greener future for generations to come. For more information, please visit https://www.cleancoresol.com/.

Forward Looking Statements

This press release contains information about our views of future expectations, plans, and prospects with respect to CleanCore’s business, financial condition, and results of operations that constitute or may constitute forward-looking statements. Any and all forward-looking statements are based on the management’s beliefs, assumptions, and expectations of CleanCore’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although CleanCore believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. CleanCore does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Forward-looking statements are subject to a number of factors, risks, and uncertainties, some of which are not currently known to us, that may cause CleanCore’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the SEC.

Investor Relations:

Crescendo Communications, LLC
Email: zone@crescendo-ir.com
Tel: (212) 671-1020

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